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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 22, 2001 (except with respect to the matter discussed in Note 18 as to which the date is July 10, 2001) included in UbiquiTel Inc.'s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2000 and to all references to our Firm included in or made part of this registration statement.


ARTHUR ANDERSEN LLP



Stamford, Connecticut
September 24, 2001
















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